Exhibit 3.8

BYLAWS

OF

PIONEER GLOBAL HOLDINGS, INC.

(A DELAWARE CORPORATION)

MAY 16, 2007

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders of Pioneer Global Holdings, Inc., a Delaware corporation (the “Company”), shall be held at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors of the Company (the “Board of Directors”) or the officer calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors on such date in each year and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At such annual meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears in the records of the Company.

SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), a special meeting of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board, if one is appointed, the President or a majority of the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his address as it appears on the records of the Company.

SECTION 4. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders.

SECTION 5. Conduct of Meetings of Stockholders. At each meeting of the stockholders, the Chairman of the Board, if one is appointed or if there is not a Chairman of the Board or if he shall be absent, the President, or, in his absence, any Vice President, shall preside and act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board of Directors may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the stockholders.

SECTION 6. Vote Required. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

SECTION 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

SECTION 8. Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In lieu of making and producing such list, the Company may make the information therein available by any other means permitted by law.

SECTION 9. Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list required by Section 8 of this Article or the books of the Company or (ii) to vote in person or by proxy at any meeting of stockholders.

SECTION 10. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 10 to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

SECTION 1. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until the earliest of his death, resignation or removal. Directors need not be stockholders.

SECTION 2. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death, resignation, removal or other cause, there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware (the “DGCL”). When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 2 in the filling of other vacancies.

SECTION 3. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

SECTION 4. Resignation. Any director of the Company may resign at any time by giving written notice of his resignation to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Company. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

SECTION 6. Place of Meetings. The Board of Directors may hold its meetings, both regular and special, either within or without the State of Delaware as may be specified by the person calling the meeting.

SECTION 7. Regular Meetings. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of the election of officers and the transaction of other business, at the place where such annual election is held. The Board of Directors may also hold other regular meetings at such time or times and at such place or places as shall be designated by the Board of Directors from time to time. Notice of regular meetings of the Board of Directors need not be given.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one is appointed, the President or by a majority of the Board of Directors. Notice shall be sent to the last known address of each director, by mail, telegram, cable, telecopier or telex or any similar means, at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Special meetings shall be called by the President or by the Secretary in like manner and on like notice at the written request of a majority of directors, and the place and time of such special meeting shall be as designated in the notice of such meetings.

SECTION 9. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 10. Conduct of Meetings of Board of Directors. At each meeting of the Board of Directors, the Chairman of the Board, if one is appointed, or, if there is not a Chairman of the Board or if he shall be absent, the President, if he is also a director, or, if the President is not also a director or shall be absent, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 11. Meetings by Conference Telephone. Members of the Board of Directors may participate in a Meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

SECTION 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 13. Interested Directors. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

OFFICERS

SECTION 1. General. The officers of the Company shall consist of a President, a Secretary and such other officers, including a Chairman of the Board and assistant officers, as may be deemed necessary by the Board of Directors from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may delegate to any officer the power to appoint or remove any subordinate officers, agents or employees. Each officer of the Company shall hold his office until his successor is elected and qualified or until the earliest of his death, resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Company. Election or appointment of an officer or an agent shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 2. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The President shall be the Chief Executive Officer and shall preside at meetings of the Board of Directors (if a member of the Board) and at meetings of the stockholders. The President shall have the general supervision over the business, affairs and property of the Company. The Secretary shall record all proceedings at meetings and actions in writing of stockholders, directors and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors may assign.

SECTION 3. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chairman of the Board, if one is appointed, the President or any Vice President, if there be any, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE IV

GENERAL PROVISIONS

SECTION 1. Amendments. The Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

SECTION 2. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors or committee thereof shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

SECTION 3. Fiscal Year. The fiscal year of the Company shall end on the thirty-first day of March of each year, unless otherwise provided by resolution of the Board of Directors.